Exhibit 16

MICHAEL T. STUDER CPA P.C.

111 West Sunrise Highway, Second Floor East

Freeport, NY 11520

Phone: (516) 378-1000

September 11, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated September 11, 2024 ofTianci International, Inc. and are in agreement with the statements contained therein relating to Michael T. Studer CPA P.C.

Very truly yours,

Michael T. Studer

President

cc: Tianci International, Inc.